                                                                      EXHIBIT 12
                    THE UNION LIGHT, HEAT AND POWER COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                         YEAR ENDED DECEMBER 31
                             -----------------------------------------------
                              1994       1993       1992     1991     1990
                             -------  ----------   -------  -------  -------
                                       (THOUSANDS, EXCEPT RATIOS)
EARNINGS AVAILABLE
    Income Before Interest
     Charges...............  $16,760    $17,699    $ 9,280  $13,604  $ 9,427
    Allowance for borrowed
     funds used during
    construction--credit...      183        268        324      590      390
    Income taxes...........    5,286      5,705        316    3,532    1,294
    Rents(a)...............    1,851      1,699      2,118    2,098    1,819
                             -------  ----------   -------  -------  -------
      Total Available......  $24,080    $25,371    $12,038  $19,824  $12,930
                             -------  ----------   -------  -------  -------
                             -------  ----------   -------  -------  -------
FIXED CHARGES
    Interest Charges.......  $ 8,556    $ 8,628    $ 8,502  $ 8,137  $ 6,571
    Rents(a)...............    1,851      1,699      2,118    2,098    1,819
                             -------  ----------   -------  -------  -------
      Total Fixed
       Charges.............  $10,407    $10,327    $10,620  $10,235  $ 8,390
                             -------  ----------   -------  -------  -------
                             -------  ----------   -------  -------  -------
    Ratio of Earnings to
     Fixed Charges.........     2.31       2.46       1.13     1.94     1.54
                             -------  ----------   -------  -------  -------
                             -------  ----------   -------  -------  -------

- ---------
(a) Estimated interest component of rentals (1/3 of rentals was used where no readily defined interest element could be determined).
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